Exhibit 99.1

Colfax Corporation
8730 Stony Point Parkway
Suite 150
Richmond, VA  23235
USA
Tel:  (804) 560-4070
Fax:  (804) 560-4076
www.colfaxcorp.com

FOR IMMEDIATE RELEASE
CONTACT:
Mitzi Reynolds
(804) 327-5689
mitzi.reynolds@colfaxcorp.com

Colfax Schedules Third Quarter Preliminary Earnings Release and Conference Call

Richmond, VA — October 25, 2010 – Colfax Corporation (NYSE: CFX), a global leader in fluid-handling solutions for critical applications, announced today that it will issue a press release providing preliminary financial results for the third quarter of 2010 at approximately 6:00 a.m. ET on Thursday, November 4, 2010, and will hold a conference call to discuss these preliminary results beginning at 8:00 a.m. ET on that day.  The call will be open to the public through 877-303-7908 or 678-373-0875 and webcast via Colfax’s website at www.colfaxcorp.com under the “Investor Relations” section.

Colfax’s preliminary financial results press release for the 2010 third quarter will be available under the “Investor Relations” section of Colfax’s website.  In addition, supplemental financial information referenced in the conference call, if any, will be available on the website. A replay of the call will be available on Colfax’s website later that day.

The Company announced today that it plans to amend and restate its financial statements for certain prior periods due to an overstatement of its pension liability estimated to be in the range of $15 million to $25 million at December 31, 2009.  The overstatement will result in a decrease in the pension liabilities reported in the balance sheets for those periods. There is no cash flow impact anticipated in connection with the correction of this error but it is expected to result in minor increases in net income for those periods, including the current year. The error largely originated in census data compiled by the Company’s former actuaries prior to the 1997 acquisition of the subsidiary that sponsors the affected benefit plan.  Results to be reported on November 4 will include estimates related to the correction of the pension liability.

Additional information relating to the restatement is available in the Company’s Form 8-K filed today with the Securities and Exchange Commission.

ABOUT COLFAX CORPORATION – Colfax Corporation is a global leader in critical fluid-handling products and technologies. Through its global operating subsidiaries, Colfax manufactures positive displacement industrial pumps and valves used in oil & gas, power generation, commercial marine, defense and general industrial markets. Colfax’s operating subsidiaries supply products under the well-known brands Allweiler, Baric, Fairmount Automation, Houttuin, Imo, LSC, Portland Valve, Tushaco, Warren and Zenith. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax is available at www.colfaxcorp.com.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:
This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission as well as its Annual Report on Form 10-K under the caption “Risk Factors”. In addition, these statements are based on a number of assumptions that are subject to change.  This press release speaks only as of this date. Colfax disclaims any duty to update the information herein.

The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax's global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

###